Registration No. _____________________________

     As filed with the Securities and Exchange Commission on July ____, 2001

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549


                               -------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                    ATLANTIS BUSINESS DEVELOPMENT CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                    No. 13-3186327
           --------                                    --------------

(State or other jurisdiction of              (IRS- Employer Identification No.)
 incorporation or organization)


                               -------------------

                           54 Broad Street Suite 200B
                            Redbank, New Jersey 07701
                                (732) 212 - 1133

               (Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)

                    ATLANTIS BUSINESS DEVLOPMENT CORPORATION
            2004 EXECUTIVE AND EMPLOYEE BENEFIT AND STOCK OPTION PLAN

                              (Full title of plan)

                                    John Leo
                                    President
                      Atlantis Business Medical Corporation
                          54 Broad Street - Suite 200B
                               Redbank, N.J  07701

               Name and address, including zip code, and telephone number, including area code, of agent for service)
               --------------------------------------------------

                                   Copies to:
                              Alfred V. Greco, PLLC
                          666 Fifth Avenue (14th Floor)
                               New York, NY 10103
                                 (212) 246-6550

(Registration Statement cover page continued)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------
Title of Each         Amount to be     Proposed         Proposed        Amount of
Class of              Registered (1)   Maximum          Maximum         Registration
Securities to                          Offering         Aggregate         Fee
be Registered                          Price Per        Offering
                                       Share (1)        Price (1)
--------------------  ---------------  ---------------  -------------  -------------
Common Stock,
par value
$.001 per share (2)   2,000,000        $.20             $400,000         $______

------------------------------------------------------------------------------------

(1)  Estimated solely for the purpose of calculating the registration fee.

(2) The shares registered pursuant to this Registration Statement are available for grant as of the date of this Registration Statement under the registrant's 2004 Executive and Employee Benefit and Stock Option Plan and available for grant or issuance pursuant to certain stock options the forms of which are attached as exhibits to this Registration Statement.

(3) Pursuant to General Instruction E, the registration fee paid in connection herewith is based on the maximum aggregate price at which securities covered by this registration statement are proposed to be offered.


PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1: Plan Information.
        -----------------

     The information required by Part I is included in documents to be sent or given to the participants.

ITEM 2: Registration Information and Employee Plan Annual Information.
        --------------------------------------------------------------

     Upon written or oral request, Atlantis Business Development Corporation, a Delaware corporation (the "Registrant") will provide, without charge, a copy of all documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are incorporated by reference in the Section 10(a) Prospectus, and all other documents required to be delivered to employees pursuant to Rule 428(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). All requests should be made to Atlantis Business Development Corporation attn: John Leo, President, Redbank, NJ 07701, tel no.
(732)212-1133.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3: Incorporation of Documents by Reference.
        ----------------------------------------

     The following documents, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

     (a) Annual Report on Form 10-KSB for the Fiscal Year Ended March 31, 2003.

     (b) Quarterly Report on Form 10-QSB for the Quarterly Period ended December 31, 2003.

     (c) The description of the Common Stock which is contained in the registration statements filed under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Section 13(a), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

ITEM 4: Description of Securities.
        --------------------------

     N/A

ITEM 5: Interests of Named Experts and Counsel.
        ---------------------------------------

     N/A

ITEM 6. Indemnification of Directors and Officers.
        ------------------------------------------

     The Registrant's Certificate of Incorporation generally provides for the maximum indemnification of the corporation's officers and directors as permitted by law in the State of Delaware. Delaware law empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except in the case of an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had no reasonable cause to, believe his or her conduct was unlawful.

     The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense. Any indemnification under this section, unless ordered by a court or advanced pursuant to this section, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote, of a quorum consisting of directors who were not parties to the action, suit or proceeding; (C) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     The certificate of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to this section or for the advancement of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

ITEM 7: Not Applicable
        --------------

ITEM 8: Exhibits.
        ---------
4.1     2004 Executive and Employee Benefit and Stock Option Plan.
4.2     Form of Stock Option
5.1     Opinion of Alfred V. Greco, PLLC
23.1    Consent of Alfred V. Greco, PLLC (consent included in Exhibit 5.1).
23.2    Consent of Clyde Bailey P.C.


ITEM 9: Undertakings.
        -------------

The undersigned Registrant hereby undertakes:
---------------------------------------------

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a) (3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement;

     (iii) To include any additional or changed material information on the plan of distribution; provided, however, that paragraphs

             (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

     (2) That, for determining liability under the Securities Act, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officers or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York, on this 12th day of July, 2001.

Atlantis Business Development Corporation
By /S/John Leo
   -----------
John Leo, Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Capacity in Which Signed
Date

S/ John Leo
_______________                  President, Director,
John Leo                         Principal Executive Officer
February __, 2004

  /s/ Brian Zucker
  -----------------------
  Brian Zucker
  February __, 2001              Director

  /s/ Timothy DeHerrera
  -----------------------
  Timothy DeHerrera              Director
  February __, 2001              Chief Financial Officer
                                 (Chief Financial Officer
                                 and Principal Accounting Officer)

S/________________
  Leo Golden
  S/ February __, 2004           Director




                                  EXHIBIT INDEX


                                                                   Sequentially
Document          Description of Document                          Numbered Page
--------          -----------------------                          -------------

4.1            2004 Executive and Employee Benefit & Stock Option Plan
4.2            Form of Stock Option
5.1            Opinion of Alfred V. Greco, PLLC
23.1           Consent of Alfred V. Greco, PLLC
               (contained in opinion)
23.2           Consent of Clyde Bailey PC